UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 28, 2026

(Date of earliest event reported)

PEOPLES FINANCIAL SERVICES CORP.

(Exact name of registrant as specified in its Charter)

PA	001-36388	23-2391852
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

30 E D Preate Drive, Moosic, PA 18507

(Address of Principal Executive Offices) (Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.00 par value	PFIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2026, Peoples Financial Services Corp. (the “Company”), its subsidiary, Peoples Security Bank and Trust Company (the “Bank”), and their former President, Thomas P. Tulaney, approved an amendment to the Supplemental Executive Retirement Plan Agreement, dated May 31, 2012, by and among the Company, the Bank and Mr. Tulaney (the “SERP”).

The amendment was made in connection with the Bank’s purchase of an annuity contract as a source of funding for Mr. Tulaney’s normal retirement benefit under the SERP. Under the terms of the amendment, if Mr. Tulaney survives the twenty-year normal retirement benefit period, the Bank will provide an additional benefit thereafter by making monthly payments to Mr. Tulaney in an amount equal to that which is payable from the annuity contract for the balance of Mr. Tulaney’s life.

A copy of the amendment is filed with this report as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the amendment is qualified in its entirety by reference to the full text of the amendment.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Amendment to Supplemental Executive Retirement Plan Agreement for the Benefit of Thomas P. Tulaney, effective August 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES FINANCIAL SERVICES CORP.

By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer
Principal Financial Officer

Dated: September 1, 2026